                                                        EXHIBIT 10.12

                                                        CONFIDENTIAL TREATMENT


PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT'S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.


                                   CONTRACT


        Contract dated April 1, 1996 between ARCO Chemical Company, a Delaware corporation, having a place of business at 3801 West Chester Pike, Newtown Square, Pennsylvania 19073-2387 ("Seller") and WinCup Holdings, L.P., having a place of business at 7980 West Buckeye Road, Phoenix, Arizona 85043 ("Buyer").


                                  WITNESSETH:

        Subject to the terms and conditions provided for in this Contract, the parties agree as follows:

1. Sale and Purchase of Product - Specifications:

   Seller shall sell, and Buyer shall purchase, the following product or products meeting the specifications set forth in Exhibit A hereto: Dylite(R) F271T

   Such product or products are hereinafter referred to individually or collectively as "Product".

2. Quantity:

   16 MM lbs. The quantity shall be taken ratably over the contract term.

3. Term:

   The term of this Contract, and its effective period, is April 1, 1996 through September 30, 1996. The Contract is renewable upon mutual written agreement of Seller and Buyer for an additional three (3) period (i.e. for the period October 1, 1996 through December 31, 1996).

4. Price: The price of Product shall have two components:

   Styrene Monomer Price (c/lb.) & Contract Delta (c/lb.)

   The Styrene Monomer Price shall be the low contract styrene benchmark price as published in the CMAI Monomers Market Report ("CMAI Report"). The Styrene Monomer Price hereunder shall be adjusted, as appropriate, effective the first Monday following publication of the CMAI Report.

   If the CMAI Report is not available or is discontinued, then the parties shall negotiate in good faith to find a mechanism to establish a fair Styrene Monomer Price.

   The Contract Delta shall be[ ]/lb. Seller may change the Contract Delta by giving Buyer not less than sixty (60) days' written notice. If Buyer does not serve Seller with a written objection to such change within ten (10) days after the date such written notice from Buyer to Seller is mailed, Buyer shall be deemed to have accepted such change. Should Buyer serve Seller with such written notice of objection to any proposed change to the Contract Delta and should Buyer and Seller be unable to agree upon such proposed change prior to the expiration of such sixty (60) day period, then this Contract shall terminate at the expiration of such sixty (60) day period unless Seller retracts such change on or before such effective date, without prejudice to the rights of either party with respect to Product delivered hereunder prior to the termination date.


5. Transportation Terms: For all shipment destinations other than Corte Madera, CA, F.O.B. Seller's plant, freight collect to be paid by Buyer. For shipments to Corte Madera, CA, F.O.B. Seller's plant, freight prepaid by Seller and freight charge of $[ ] added to invoice for Buyer's account.

6.   Shipment Destinations:      All Buyer locations.

7.   Mode of Shipment:  Truck

8.   Packages: 1,000 lb. box

9.   Governmental Action Affecting Price:

     In the event of any governmental action substantially affecting Seller's right to maintain or change the price or terms of payment, then at any time such governmental action is in effect, Seller may, at its option, either
(i) terminate this Contract upon thirty days' notice or (ii) postpone, by notice to Buyer, the effective date of any price change or change or other terms to the extent so prevented until such date or dates as it is not so prevented. By its election to postpone rather than terminate, Seller does not waive its right to terminate thereafter.

10.  Payment; Credit:

     Buyer shall pay Seller for Product purchased under this Contract in accordance with the following terms: Net [ ] days from date of invoice. If Buyer fails to pay Seller in accordance with the above terms, then Seller, at its option and without prejudice to its other rights and remedies, may (i) terminate this Contract forthwith and without notice, (ii) suspend deliveries until all indebtedness is paid in full and/or (iii) place Buyer on a cash-on-delivery basis. In the event of default in payment, Buyer shall pay Seller's costs of collection, including, but not limited to, reasonable attorneys' fees. If in the sole opinion of Seller the financial responsibility of Buyer is impaired or unsatisfactory, deliveries may be suspended or Buyer may be placed on cash-on-delivery status until arrangements are made for security satisfactory to Seller or, at Seller's option, until all indebtedness to Seller is paid in full. All payments under this Contract shall be made at the full invoiced amount; no prompt payment or other type of discount shall apply.
11.  Shipments:

     Buyer shall give Seller shipping instructions sufficiently in advance so as to allow for timely delivery, taking into account the method of shipment desired. Such instructions shall include all pertinent information, including but not limited to, desired date of delivery or loading, type of equipment and special handling instructions.

     Buyer shall promptly receive and unload shipments, return as instructed the transportation facilities employed and pay all demurrage, rental, and other charges or damages resulting from Buyer's delay in receiving, unloading, or returning such transportation facilities or from damage thereto caused by Buyer.

     Shipments shall not be diverted, reconsigned, or returned by Buyer without the prior written consent of Seller.

12.  Taxes:

     Seller shall pay all taxes (except for property taxes, which shall be governed by the state law applicable thereto), fees, or other charges (with the exception of the product excise taxes noted below) imposed or assessed by any governmental authority with respect to Product delivered hereunder the taxable incident of which occurs before the transfer of title to Product to Buyer.

     Buyer shall pay all taxes (except for property taxes, which shall be governed by the state law applicable thereto) fees, or other charges imposed or assessed by any governmental authority withy respect to Product delivered hereunder the taxable incident of which occurs after transfer of title to Product to Buyer.

     All taxes, including any Superfund excise tax, or other charges imposed or assessed by any governmental authority the taxable incident of which is the transfer of title or the delivery of Product hereunder, or the receipt of payment therefor, regardless of the character, method of calculation, or measure of the levy or assessment, shall be paid by the party upon whom the tax, fee, or charge is imposed by law, except that Buyer shall reimburse Seller for all federal, state, and local sales, use, gross receipts, and other excise taxes, fees or charges that are imposed by law on Seller as a result of the sale of Product to Buyer.

     Any new, or increase in any, tax or license, inspection, or other fee levied after the date of this Contract by any governmental authority upon, or that is measured by, or is incident to, or is a result of, any transaction herein provided for shall be borne by Buyer, whether paid directly to the governmental authority or as a reimbusement of Seller. Buyer may after receipt of notice of such new or increased tax or fee give written notice to Seller of its election to terminate this Contract unless Seller notifies Buyer within ten days after receipt of said notice that Seller will bear such new or increased tax or fee.

13.  Title and Risk of Loss:

     Title and risk of loss shall pass from Seller to Buyer at Seller's point of shipment as Product is delivered to transportation facilities.

14.  Conditions Affecting Performance:

     When either party's ability to manufacture or deliver or receive or consume Product or to otherwise perform under this Contract (other than Buyer's obligation or ability to make payment for Product delivered under this Contract) is impeded, restricted, or affected (A) by any cause such as, but not limited to, (i) fire, explosion, flood, storm, earthquakes, tidal wave, war, military operation, national emergency, civil commotion, or other event of the type of the foregoing, (ii) any strike or other difference with workers or unions (without regard to the reasonableness of acceding to the demands of such workers or unions), (iii) any governmental law, regulation, decree, order, or similar act, or (iv) any shortage in supplies of, or impairment in the facilities of production, manufacture, transportation, or distribution of, either party attributable to (a) mechanical or other breakdown or failure, (b) the order, requisition, request, or recommendation of any governmental agency or acting governmental authority, or either party's compliance therewith, (c) governmental proration, regulation, or priority, or (d) the inability of Seller to obtain, on terms deemed by Seller to be practicable, any feedstock or other raw material (including energy) or (B) by any cause beyond such party's control, whether similar of dissimilar to any aforementioned cause, then the party whose ability is so impeded, restricted, or affected shall have the right in its sole discretion, by notice to the other party, to reduce, in part or in full, deliveries or receipt of Product hereunder; and any deliveries so reduced shall be permanently cancelled rather than merely suspended. For the purpose of the application and interpretation of the provisions of this Paragraph 14, it is expressly deemed that all Product is to be produced at one or more facilities owned or operated by Seller. If Seller's ability to supply Buyer with Product from Seller's facilities is impeded, restricted, or affected by one or more of the aforementioned causes, then Seller shall not be obligated to purchase or obtain Product for Buyer on the open market or from other producers or suppliers of Product. However, in the event that Seller should, nevertheless, determine, in its sole discretion, to purchase or obtain Product on the open market or from other producers or suppliers of Product, then any such purchase or obtaining of Product shall not constitute a waiver or estoppel of Seller's rights, or otherwise preclude Seller from asserting its rights, under this Contract not to purchase or obtain, or continue to purchase or obtain, Product for Buyer. Seller's obligation to sell Product is subject to modification and reduction in accordance with any present or future allocation program of Seller or of any governmental authority.

15.  Claims:

     All claims of Buyer with respect to the quality or quantity of Products sold and delivered pursuant to this Contract shall be deemed waived and forever barred unless Buyer notifies Seller of the nature and details of the claim in writing within sixty (60) days after receipt of the shipment by Buyer. Any such claim that is not asserted as a claim, counterclaim, defense, or set-off in a judicial proceeding instituted within one year after Seller's denial thereof shall be forever waived, barred and released.

     Buyer shall provide to Seller all materials and documentation necessary for the investigation or resolution of any claims, including, but not limited to, product samples, weight tickets, and shipping documents.

     Buyer assumes all risk and responsibility for the handling of any Product, for the results obtained by the use of any Product in manufacturing processes or otherwise, or for the results obtained by the use of any Product in combination with other substances, irrespective of the fact that such use or any handling of such Product may be in accordance with any description, advice, or suggestion of Seller. If any description, advice, or suggestion is given, it is given and accepted at Buyer's risk, and Seller shall not be responsible or liable therefor or for the results thereof.

16.  Product Hazards:

     Buyer acknowledges receipt of Seller's Material Safety Data Sheets for Product and is aware of the hazards or risks in handling or using Product. Buyer shall fully inform its employees, agents, contractors, and customers who handle, use, buy, or may be exposed to any Product of such Product's hazards or risks. Buyer shall provide copies of Seller's Material Safety Data Sheets, and any updates furnished by Seller, to all such employees, agents, contractors, and customers; and Buyer shall make the Material Safety Data Sheets available throughout the area of Buyer's plants or premises where exposure to any Product may occur, all in accordance with applicable law.

17.  Warranties:

     Seller warrants that all Product shall meet the specifications established in this Contract.

     Seller warrants that all Product delivered under this Contract will have been produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

     Seller warrants that all Product shall be delivered free of the rightful claim by anyone of infringement of any United States patent.

        SELLER MAKES NO OTHER EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING ANY PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY OF MERCHANTABILITY, OR ANY WARRANTY AS TO QUALITY OR CORRESPONDENCE WITH ANY DESCRIPTION OR SAMPLE. SELLER DOES NOT WARRANT AGAINST ANY CLAIM OF INFRINGEMENT OF ANY PATENT

BASED ON (1) ANY COMBINATION OF ANY PRODUCT WITH ANY OTHER MATERIAL OR (2) THE USE OF ANY PRODUCT IN THE OPERATION OF ANY PROCESS.

18.     Limitation of Damages:

        BUYER'S EXCLUSIVE REMEDY FOR ANY AND ALL LOSSES OR DAMAGES RESULTING FROM THE SALE OF PRODUCT UNDER THIS CONTRACT, INCLUDING, BUT NOT LIMITED TO, ANY BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, OR ANY ALLEGATION THEREOF, SHALL BE LIMITED, AT SELLER'S OPTION, TO EITHER THE RETURN OF THE PURCHASE PRICE OR THE REPLACEMENT OF THE PARTICULAR PRODUCT FOR WHICH A CLAIM IS MADE AND PROVED.

19.     Further Limitation of Damages:

        IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES ATTRIBUTABLE TO THE SALE OF PRODUCT UNDER THIS CONTRACT OR TO ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT.

20.     Default:

        Except as otherwise specifically provided in this Contract, if either party fails to perform any of the terms of this Contract, the other party may defer shipments or receipt of deliveries until such default is cured by the defaulting party or, at its option, may treat such default as a breach of the entire Contract and, if such default is not cured within thirty days of the giving of notice thereof to the defaulting party, immediately terminate this Contract; provided, however, that such termination shall not relieve Buyer from payment for all Product delivered prior to such termination and provided, further, that if Buyer is terminating, before exercising the option, it shall first make payment for all Product therefore delivered.

21.     General:

        This Contract shall be binding upon and inure to the benefit of the personal representatives, heirs, and successors of Buyer and the successors and assigns of Seller, but shall not be assigned by Buyer without the prior written consent of Seller.

        This Contract is to be construed under the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict or choice of law rules.

        Failure of either party to require performance of any provision of this Contract shall not affect either party's right to require full performance thereof at any time thereafter; and the waiver by either party of a breach of any provision hereof shall not nullify the effectiveness of such provision or constitute a waiver of a similar breach in the future or of any other breach.

        This Contract and any exhibits hereinafter set forth contain the entire agreement between the parties hereto on the subject matter hereof; and there are no prior or concurrent oral representations, stipulations, warranties, agreements, or understandings with respect to such subject matter that are not fully expressed herein. Neither this Contract nor its execution has been induced by any representation, stipulation, warranty, agreement, or understanding of any kind other than those herein expressed.

        No amendment, addition to, modification, or waiver of all or any part of this Contract shall be of any force or effect unless in writing and signed by Seller and Buyer. If the provisions of this Contract and the provisions of any purchase order or order acknowledgement written in connection with this Contract conflict, then the provisions of this Contract shall prevail.

     Any notices given under this Contract shall be in writing and addressed to the other party at the address specified in the first paragraph of the Contract or at such other addresses as which the receiving party may have duly notified the sending party. Any such notice shall be sent by prepaid first class mail, by facsimile transmitter, private courier service, or any other manner reasonably calculated to assure a safe and timely arrival. The date upon which a notice is sent shall be treated as the date of service.


     In Witness Whereof, Seller and Buyer have executed this Contract in counterparts as of the date first above written.


ARCO Chemical Company                  WinCup Holdings, L.P.


By: [SIGNATURE APPEARS HERE]           By: /s/ Thomas L. Springer
   --------------------------------       -------------------------------------


Title:  Vice President, Plastics       Title:   Director Purchasing
      -----------------------------          ----------------------------------

                         CONTRACT DATED APRIL 1, 1996
                                    BETWEEN
                             ARCO CHEMICAL COMPANY
                                      AND
                             WINCUP HOLDINGS, L.P.

                                   EXHIBIT A
                                   ---------

                                 DYLITE F271T
                                SPECIFICATIONS

PRODUCT                         SPECIFICATION                   TEST METHOD
-------                         -------------                   -----------

Bead Characteristics:           Cup Grade

Total Volatile Content,         6.0-6.5                         520
wt%

Screen Analysis                 Maximum                         102
wt%

On No. 30                       0.0
On No. 35                       5.0
On No. 40                       40.0
On No. 45                       No. Max.
On No. 50                       22.0
Through No. 50                  2.5

Bead Flow Characteristics:      Pass                            454

Unimpregnated Beads:            None                            520
                                                          Visual Observation

Bead Shape:                     0 Non-spherical                 102

Contamination:                  9 slivers/lb.                   628

Surface Additive, ppm:

    Silicone                    175-275                         649

                         CONTRACT EXTENSION AGREEMENT
                           DATED SEPTEMBER ___, 1996
                                    BETWEEN
                             ARCO CHEMICAL COMPANY
                                      AND
                             WINCUP HOLDINGS, L.P.

WHEREAS, ARCO Chemical Company ("ACC") and WinCup Holdings, L.P. ("WinCup") entered into a contract ("Contract") dated April 1, 1996 whereby ACC agreed to sell Dylite(R) F271T ("Product") to WinCup;

WHEREAS, the term of the Contract, and its effective period, is April 1, 1996 through September 30, 1996, renewable upon mutual agreement of ACC and WinCup for an additional three (3) month period (i.e., for the period October 1, 1996 through December 31, 1996); and

WHEREAS, ACC and WinCup ("the Parties") now wish to enter into an agreement to extend the Contract and to be bound by the terms of the Contract as extended hereby;

NOW THEREFORE, the Parties hereby agree, effective as of October 1, 1996, as follows:

1. Section 3 (Term) is deleted in its entirety and replaced with the following:

     "The term of this Contract, and its effective period, is October 1, 1996 through March 31, 1997."

2. All other terms and conditions of the Contract shall remain in full force and effect.

In Witness Whereof, the Parties have executed this Contract Extension Agreement as of the date first above written:

ARCO Chemical Company                            WinCup Holdings, L.P.


By: [SIGNATURE APPEARS HERE]                     By: /s/ Thomas L. Springer
   --------------------------                       ---------------------------


Title: VP Plastics                               Title: Director Purchasing
      -----------------------                          ------------------------